PURCHASE AND SALE AGREEMENT


     THIS AGREEMENT is made as of the 19th day of June 1996, between NORCOM DEVELOPMENT, INC., a North Carolina corporation ("Seller"), on behalf of itself and the entities who have executed the Consent and Joinder attached hereto (the "Owning Entities"), and RRC ACQUISITIONS, INC., a Florida corporation ("Buyer").

                                          Background

        Buyer wishes to purchase two (2) shopping centers known respectively as "City View Shopping Center", in Charlotte, North Carolina, and "Union Square Shopping Center", in Monroe, North Carolina, both of which are owned by Seller; and Seller wishes to sell the shopping centers to Buyer.

        In consideration of the mutual agreements herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Seller agrees to sell and Buyer agrees to purchase the Shopping Centers (as hereinafter defined), subject to the following terms and conditions:


                                        1.  DEFINITIONS

        As used in this Agreement, the following terms shall have the following meanings:

        1.1 Agreement means this instrument as it may be amended from time to time.

        1.2 Allocation Date means the close of business on the day immediately prior to the Closing Date.

        1.3 Anchor Tenants and Credit Tenants are the tenants identified as such for each Shopping Center as set forth on Exhibit 1.3 attached hereto.

        1.4 Approved Lease means a Lease listed on each Rent Roll, as approved by Seller and Buyer in the case of each Shopping Center, which Rent Roll for Union Square Shopping Center includes without limitation leases which cover the Expansion Space; and any additional lease written on a Buyer-approved standard form without material modification (or other form approved by Buyer) having an initial term of no less than five (5) years in the case of the Anchor Tenants and Credit Tenants listed on each Rent Roll, and other so-called "credit tenants," recognized as such in the industry, and of three (3) years with other in place third party tenants, each of whom must be unaffiliated with Seller and creditworthy in Buyer's reasonable judgment and experienced in Buyer's reasonable judgment in the operation of the type of business proposed to be conducted at the leased premises. A Lease shall not be considered an Approved Lease unless it provides for rents, cost sharing and concessions which are comparable to that which Buyer considers to be "market" for the Shopping Center's trade area.


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        1.5 Audit  Representation  Letter means the form of Audit Representation
Letter attached hereto as Exhibit 1.5.

        1.6 Buyer means RRC Acquisitions, Inc., a Florida corporation (which is a subsidiary of Regency Realty Corporation, a Florida corporation ["Regency"]), or any other wholly-owned subsidiary of Regency designated to acquire one or more of the Shopping Centers.

        1.7 Capitalization Rate means ten and thirty-five one hundredths percent (10.35%).

        1.8 Closing means generally the execution and delivery of those documents and funds necessary to effect the sale of the Shopping Centers by Seller to Buyer.

        1.9    Closing Date means the date on which the Closing occurs.

        1.10  Contracts  means  all  service  contracts,   agreements  or  other
instruments to be assigned by Seller to Buyer at Closing.

        1.11   Day means a calendar day.

        1.12 Earnest Money Deposit means the deposits delivered to Escrow Agent pursuant to Sections 2.1(c) and 3.1(c) of this Agreement, together with the earnings thereon, if any, which earnings shall be considered part of the Earnest Money Deposit for all purposes.

     1.13 Escrow Agent means Chicago Title Insurance Company, 1465 Charlotte Plaza, Charlotte, North Carolina 28244, Attention: John Noblitt, (704) 332-7509 Facsimile.

     1.14 Effective Gross Income means twelve (12) months "base" or "minimum" rent plus expense reimbursement recoveries under a particular Approved Lease, less (i) all free rent, cash payments and allowances and other concessions, (ii) a credit charge of five percent (5.0%) of such rent and recoveries unless the Approved Lease is a Lease with an Anchor or Credit Tenant, (iii) a management fee charge of four percent (4.0%) of such rent and recoveries, and (iv) a charge for variable operating expenses in an amount to be agreed upon by Seller and Buyer during the Inspection Period.

        1.15 Environmental Claim means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material or actual or alleged Hazardous Material Activity, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Material, Environmental Law or other order of a governmental authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.


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        1.16  Environmental Law means any current legal requirement in effect at the Closing Date pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of source water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water, and groundwater); and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801, Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC App. 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended by 42 USC 300(f) et seq., and any similar, implementing or successor law, any amendment, rule, regulation, order or directive, issued thereunder.

        1.17 Expansion  Approved  Leases are those Approved  Leases noted on the
Rent Roll as Expansion Approved Leases which cover premises in the Expansion Space, which are now under construction.

        1.18 Expansion Space means the space identified as such on the Union Square Shopping Center Site Plan, which in the aggregate is approximately 13,353 square feet of store space.

        1.19  Governmental  Approval  means  any  permit,   license,   variance,
certificate, consent, letter, clearance, closure, exemption, decision, action or approval of a governmental authority.

        1.20 Hazardous Material means any petroleum, petroleum product, drycleaning solvent or chemical, biological or medical waste, "sharps" or any other hazardous or toxic substance as defined in or regulated by any Environmental Law in effect at the pertinent date or dates.

        1.21 Hazardous Material Activity means any activity, event, or occurrence at or prior to the Closing Date involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling or corrective or response action to any Hazardous Material.

        1.22 Improvements means all buildings, structures and other improvements situated on the Real Property.


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        1.23 In Place Gross Income means twelve (12) months  "base" or "minimum"
rent plus expense reimbursement recoveries under a particular Approved Lease with an enterprise that is open for business in a Shopping Center, as stated in such Approved Lease and confirmed by a Tenant Estoppel Letter, as projected for the twelve (12) month period commencing with the Closing Date and ending twelve
(12) months thereafter, such projection to be agreed upon by Seller and Buyer during the Inspection Period. In order that an Approved Lease may qualify for inclusion in In Place Gross Income or Effective Gross Income, as the case may be, a particular Approved Lease must have satisfied each of the following conditions:

               (a) The Approved Lease shall have been executed by each of the parties;

               (b) The tenant shall have accepted the space and be open for business therein and paying rent beyond any "free rent" period; and

               (c) The tenant shall have executed and delivered to Buyer a Tenant Estoppel Letter regarding its lease and occupancy which confirms the terms and conditions of the Lease as stated in the Rent Roll and the Lease furnished to Buyer.

        1.24 Inspection Period means the period of time which expires at the end of business on June 27, 1996.

        1.25 Leases means all leases and other occupancy agreements permitting persons to lease or occupy all or a portion of each Shopping Center.

        1.26 Materials means all plans, drawings, specifications, soil test reports, environmental reports, market studies, surveys, and similar documentation, if any, owned by or in the possession of Seller with respect to each Property, and any proposed improvements thereto, which Seller may lawfully transfer to Buyer except that, as to financial and other records, Materials shall include only photostatic copies.

        1.27 Outlots are those parcels identified as outlots adjoining Union Square Shopping Center on the Site Plan, and are those parcels to be identified by Buyer and Seller as outlots in City View Shopping Center during the Inspection Period.

        1.28 Permitted Exceptions means only the following interests, liens and encumbrances:

            (a)    Liens for ad valorem taxes not payable on or before Closing;

            (b)    Rights of tenants under Leases;
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               (c) General public utility easements  (non-specific) and specific utility and drainage easements which serves each Property, none of which materially encroach upon any buildings located thereon; and

               (d) Other matters which are not timely specified in Buyer's notice to Seller of Title Defects pursuant to Section 7.1 hereof.

        1.29 Personal Property means all (a) sprinkler, plumbing, heating, air-conditioning, electric power or lighting, incinerating, ventilating and cooling systems, with each of their respective appurtenant furnaces, boilers, engines, motors, dynamos, radiators, pipes, wiring and other apparatus, equipment and fixtures, elevators, partitions, fire prevention and extinguishing systems located in or on the Improvements, (b) all Materials, and (c) all other personal property used in connection with the Improvements, provided the same are now owned or are acquired by Seller prior to the Closing.

        1.30 Property means collectively the Real Property, the Improvements and the Personal Property constituting each Shopping Center.

        1.31 Prorated means the allocation of items of expense or income between Buyer and Seller based upon that percentage of the time period as to which such item of expense or income relates which has expired as of the date at which the proration is to be made.

        1.32 Purchase Price means the consideration agreed to be paid by Buyer to Seller for the purchase of the Shopping Centers as set forth in Article 2 (subject to adjustments as provided herein).

        1.33 Real Property means the lands upon which each Shopping Center is constructed, as depicted on the Site Plan, together with all easements, licenses, privileges, rights of way and other appurtenances pertaining to or accruing to the benefit of each.

        1.34 Release means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Material at or prior to the Closing Date.

        1.35 Rent Roll means a list of Approved Leases, certified by Seller as accurate, identifying with particularity the space in each Shopping Center leased by each tenant, the term (including extensions), square footage and applicable rent, common area maintenance, tax and other reimbursable expenses, security deposits and similar data. The initial Rent Roll for each Shopping Center is attached hereto as Exhibit 1.35. A revised Rent Roll shall be prepared and agreed to by Seller and Buyer during the Inspection Period based on Buyer's review of the Approved Leases, Tenant Estoppel Letters and other Materials.

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     1.36  Seller  means the party  identified  as  Seller on the  initial  page hereof.

        1.37 Seller Financial Statements means the unaudited balance sheets and statements of income, cash flows and changes in financial positions of Seller for each Shopping Center, as of and for the two (2) calendar years next preceding the date of this Agreement and all monthly reports of income, expense and cash flow prepared by Seller for each, which shall be consistent with past practice for all monthly periods after the latest of such calendar years.

        1.38 Shopping Center means each Shopping Center identified on the Site Plans, and Shopping Centers means both of them.

        1.39 Site Plan means the plan of each Shopping Center collectively attached hereto as Exhibit 1.39, and Site Plans means all of them.

        1.40 Start Up Due Diligence Materials means with respect to each Shopping Center the following items:

               (a)    Site Plan;

               (b) Rent Roll (including requisite information about Pre-Expansion Approved Leases and Expansion Approved Leases);

               (c) Current billings, broken down into categories such as base rent, CAM, insurance, taxes, etc.

               (d)    Copies of all Leases;

               (e)    Lease brief for each Lease;

               (f)    Historical sales volumes for 1993, 1994 and 1995;

               (g) Delinquency report and summary, with explanation of each balance in excess of $1,000;

               (h)    Seller Financial Statements for 1993, 1994 and 1995;

               (i)    Detailed 1995 Supporting Ledgers;

               (j) Historical capital expenditures list for 1993, 1994 and 1995;

               (k) Real estate and tangible personal property ad valorem tax bills for 1993, 1994 and 1995;

               (l) Detailed operating statements for each of twelve (12) months commencing March, 1995, and ending February, 1996;

               (m)    1995 Expense Recovery Reconciliation; and

               (n)    1996 Operating Budget.

        1.41 Survey means a map of a stake survey of the Real Property which shall comply with Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and ACSM in 1992, which states the legal description for all the Real Property, which includes items 1, 2, 3, 4, 6, 7, 8, 9, 10 and 11 of Table "A" thereof, and which meets the accuracy standards (as currently adopted by ALTA and ACSM) of an urban survey, which is dated not earlier than the date hereof and which is certified to Buyer, Seller, the Title Insurance company providing Title Insurance to Buyer.

        1.42 Tenant Estoppel Letter means a letter or other certificate from a tenant certifying as to certain matters regarding such tenant's Lease, in substantially the same form as attached hereto as Exhibit 1.42, or in the case of national or regional "credit" tenants identified as such on the Rent Roll, the form customarily used by such tenant provided the information disclosed is comparable to that contained in the attached form.

        1.43 Title Defect means any exception in a Title Insurance Commitment or any matter disclosed by a Survey, other than a Permitted Exception.

        1.44 Title Insurance means an ALTA Form B Owners Policy of Title Insurance for each Shopping Center separately issued for each, in an allocated amount of the Purchase Price, as determined by Seller and Buyer during the Inspection Period, insuring marketable title to the Shopping Center in Buyer in fee simple, subject only to the Permitted Exceptions, issued by Chicago Title Insurance Company.

        1.45 Title Insurance Commitment means a binder whereby the title insurer agrees to issue the Title Insurance to Buyer.

        1.46 Transaction Documents means this Agreement, the deed conveying each Property, the assignment of leases, the bill of sale conveying the Personal Property and all other documents required or appropriate in connection with the transactions contemplated hereby.

        1.47 Uncertain Leases are those Approved Leases which (i) are in default or whose tenants have closed their business at the leased premises; or (ii) considered by Buyer using reasonable credit standards to be delinquency risks; or (iii) have remaining lease term(s) of less than four (4) months from the Closing Date; or (iv) are Expansion Approved Leases which are in place but have not yet qualified for inclusion in In Place Gross Income or Effective Gross Income, as contemplated by Section 1.23 above, such Uncertain Leases to be identified by Buyer by notice to Seller given no later than the end of the Inspection Period.

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                                2.  PURCHASE PRICE AND PAYMENT

        2.1    Purchase Price; Payment.

     (a) Purchase Price and Terms. The Purchase Price for the Shopping Centers (subject to adjustment as provided herein) shall be $13,300,000. The Earnest Money Deposit shall be applied to the Purchase Price at Closing. The balance of the Purchase Price shall be payable in cash or by wire transfer at Closing.

     (b) Adjustments to the Purchase Price. The Purchase Price shall be adjusted as of the Closing Date by:

                 (1) prorating the Closing year's real and tangible personal property taxes for each Shopping Center as of the Allocation Date (if the amount of the current year's property taxes are not available, such taxes will be prorated based upon the prior year's assessment);

                      (2) prorating as of the Allocation Date cash receipts and expenditures for each Shopping Center and other items customarily prorated in transactions of this sort;

          (3) subtracting the amount of security deposits, prepaid rents from tenants under the Leases, and credit balances, if any, of any tenants. Any rents, percentage rents or tenant reimbursements payable after the Allocation Date but applicable to periods on or prior to the Allocation Date shall be remitted to Seller by Buyer within thirty (30) days after receipt. Buyer shall have no obligation to collect delinquencies, but should Buyer collect any delinquent rents or other sums which cover periods prior to the Allocation Date and for which Seller have received no proration or credit, Buyer shall remit same to Seller within thirty (30) days after receipt, less any costs of collection. Buyer will not interfere in Seller's efforts to collect sums due it prior to the Closing. Seller will remit to Buyer promptly after receipt any rents, percentage rents or tenant reimbursements received by Seller after Closing which are attributable to periods occurring after the Allocation Date. Undesignated receipts after Closing of either Buyer or Seller from tenants in each Shopping Center shall be applied first to then current rents and
     reimbursements   for  such   tenant(s),   then  to  delinquent   rents  and
     reimbursements attributable   to   post-Allocation   Date   periods,   and
     then  to pre-Allocation Date periods;

         (4) subtracting an amount equal to (A) the sum of (i) the amount by which In Place Gross Income from Approved Leases in Union Square Shopping Center is reduced because of vacancies (as determined by the parties during the Inspection Period) exceeds $21,733 plus (ii) the amount of reductions in In Place Gross Income from Approved Leases in Union Square Shopping Center and City View Shopping Center attributable to other causes (as so determined) (B) divided by the Capitalization Rate; and

          (5) if there are Uncertain Leases, by holding back the portion of Purchase Price attributable to the Uncertain Leases ("Uncertain Lease Holdback"), which
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Uncertain  Lease Holdback shall be an amount equal to the Effective Gross Income from such Uncertain Leases as shown on the initial Rent Roll divided by the Capitalization Rate. Portions of the Uncertain Lease Holdback may be "earned" by Seller during the Earnout Period. Seller may qualify for the payment of all or a portion of the Uncertain Lease Holdback during the period of time which begins on the Closing Date and ends ninety (90) days thereafter (the "Earnout Period"), as follows:

         (i) During the Earnout Period Seller may earn portions of the Uncertain Lease Holdback with respect to the spaces leased under Uncertain
Leases provided and to the extent it obtains during the Earnout Period new Approved Leases for such spaces (each being a "Replacement Lease") or Expansion Approved Leases which then would qualify for inclusion in In Place Base Rent, the payment to be an amount equal to Effective Gross Income from such Replacement Leases and qualifying Expansion Approved Leases, projected for the twelve month period beginning with the day following the end of the Earnout Period, divided by the Capitalization Rate, reduced by an amount equal to the Effective Gross Income from Approved Leases which have gone into default or closed their business since the Closing Date ("Post Closing Delinquent Leases"), divided by the Capitalization Rate (the "Post Closing Delinquency Amount"). The additional payment for a particular Replacement Lease or Expansion Approved Lease shall be payable when the tenant thereunder has accepted the leased premises and opened for business, commenced paying rent beyond all free rent periods, and delivered to Buyer a Tenant Estoppel Letter acceptable to Buyer all before the end of the Earnout Period and further provided that the Uncertain Lease Holdback then exceeds the Post Closing Delinquency Amount, the payment for the Replacement Leases and Expansion Approved Leases to be no greater than such excess.

            (ii) In addition, during the first three (3) months following the expiration of the Earnout Period, Seller may earn following the same procedure additional portions of the Uncertain Lease Holdback, up to the amount of the Post Closing Delinquency Amount, with respect to Post Closing Delinquent Leases, such amount to be equal to the Effective Gross Income from Replacement Leases for the Post Closing Delinquent Leases divided by the Capitalization Rate, but in no event more than the remaining balance of the Uncertain Lease Holdback.

           (iii) Notwithstanding anything herein to the contrary, in no event shall the aggregate Purchase Price exceed $13,300,000.

               (c) Expansion Space Costs. All costs associated with the construction and leasing of the Expansion Space shall be paid by Seller, including without limitation hard and soft costs, financing costs, leasing commissions and concessions. Seller shall and hereby does guarantee the completion of the Expansion Space in accordance with the plans and specifications, and Expansion Approved Leases, to be delivered to Buyer during the Inspection Period.

          (d) Earnest Money Deposit. An Earnest Money Deposit in the amount of $25,000 shall be delivered to Escrow Agent within five (5) business days after the date of
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execution  by the last of Buyer or Seller to execute and transmit a copy of this
Agreement to the other. This Agreement may be terminated by Seller if the Earnest Money Deposit is not received by Escrow Agent by such deadline. The Earnest Money Deposit paid by Buyer shall be held as specifically provided in this Agreement and shall be applied to the Purchase Price at the Closing.

        2.2 Outlots. Seller shall grant to Buyer at Closing a right of first refusal for a period of ten (10) years to purchase each of the Outlots. Seller shall agree to furnish Buyer a copy of each offer to purchase a particular Outlot which Seller determines it may be willing to accept, and shall furnish Buyer a ten (10) day period thereafter within which Buyer may elect to purchase such Outlot on the same terms and conditions as contained in said offer. If Buyer elects to purchase within said period, the proposed offer shall be deemed a contract between Seller and Buyer. If Buyer does not so elect, Seller may sell such Outlot in accordance with the terms and conditions of such offer, and without material variance thereto. Should Buyer fail to notify Seller of its election, Buyer shall be deemed to have declined such offer.

        2.3    Closing Costs.

               (a)    Seller shall pay:

          (1) All transfer taxes imposed upon the transactions contemplated hereby;

          (2) Cost of the Surveys, not to exceed normal and customary survey fees in transactions of this sort meeting the North Carolina Minimum Land Survey requirements, Buyer to pay any excess Survey costs;

          (3) Cost of satisfying any liens and other encumbrances on any of the Shopping Centers;

          (4) The costs, if any, of curing title defects and recording any curative title documents;

          (5) All broker's commissions, finders' fees and similar expenses incurred by either party in connection with the sale of the Shopping Centers, subject however to Buyer's indemnity given in Section 5.3 of this Agreement; and

          (6) Seller's attorneys' fees relating to the sale of the Shopping Centers, including the costs of title examinations;

               (b)    Buyer shall pay:

                      (1)    Cost of Buyer's due diligence inspection;

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                      (2)    Costs of the Phase 1 environmental site assessments
to be obtained by Buyer;

                      (3)    Excess Survey costs as provided above;

                      (4) Cost of title insurance premiums (but not attorneys fees for title examinations);

                      (5)    Cost of recording the deeds; and

                      (6)    Buyer's attorneys' fees.


                               3.  INSPECTION PERIOD AND CLOSING

        3.1    Inspection Period.

               (a) Buyer agrees that it will have the Inspection Period to physically inspect the Shopping Centers, the economic data, underwrite the tenants and review their leases, and to otherwise conduct its due diligence review of the physical condition of each Property and all books, records and accounts of Seller related thereto. Buyer hereby agrees to indemnify and hold Seller harmless from any damages, liabilities or claims for property damage or personal injury arising out of such inspection and investigation by Buyer or its agents or independent contractors. Within the Inspection Period, Buyer may, in its sole discretion and for any reason or no reason, elect to go forward to the Closing of this Agreement. If such notice is not timely given, this Agreement and all rights, duties and obligations of Buyer and Seller hereunder, except any which expressly survive termination, shall terminate and the Earnest Money Deposit shall be returned to Buyer forthwith. Within five (5) business days after Buyer elects to go forward, if such be the case, Buyer shall increase the Earnest Money Deposit by an additional $50,000, to be deposited within said period by Buyer with Escrow Agent. Upon such deposit the additional sums shall be deemed to be part of the Earnest Money Deposit for all purposes. If Buyer so elects to go forward, the parties shall proceed to Closing, in which event the parties shall confirm in writing the key dates to Closing, including without limitation the Closing Date, the Earnout Period, the right of first refusal period and similar dates.

               (b) Buyer, through its officers, employees and other authorized representatives, shall have the right to reasonable access to each Property and all records of Seller related thereto, including without limitation all Leases and Seller Financial Statements, at reasonable times during the Inspection Period for the purpose of inspecting each Property, taking soil borings, conducting Hazardous Materials inspections, reviewing the books and records of Seller concerning each Property and otherwise conducting its due diligence review. Seller shall cooperate with and assist Buyer in making such inspections and reviews. Seller shall give Buyer any authorizations which may be required by Buyer in order to gain access to records or other information pertaining to any Property or the use thereof maintained by any governmental or quasi-governmental authority or organization. Buyer, for itself and its agents, agrees not to enter into any contract with existing tenants without the written consent of Seller if such contract would be binding upon Seller should this transaction fail to close. Buyer shall have the right to have due diligence interviews with tenants, provided that Buyer shall provide reasonable notice to Seller of the time and place of each such interview and afford Seller an opportunity to have a representative present.

               (c) Buyer, through its officers or other authorized representatives, shall have the right to reasonable access to all Materials (other than privileged or confidential litigation materials) for the purpose of reviewing and copying the same.

        3.2 Hazardous Material. Prior to the end of the Inspection Period Buyer may order a "Phase 1" assessment of each Property, and a copy of any assessment report, if made, shall be furnished by Buyer to Seller promptly upon its completion. If Seller has heretofore had environmental assessments of any Property performed, it shall furnish a complete copy thereof to Buyer promptly after execution hereof. If Buyer's assessment reports disclose the existence of any Hazardous Material or any other matters concerning the environmental condition of any Property or its environs, Buyer may notify Seller in writing, within ten (10) business days after receipt of the assessment report that it elects to terminate this Agreement, whereupon this Agreement shall terminate and the Earnest Money Deposit shall be returned to Buyer.

        3.3 Time and Place of Closing. Unless otherwise agreed by the parties, the Closing shall take place at the offices of Rayburn, Moon & Smith, P.A., in Charlotte, North Carolina, at 10:00 A.M. on June 28, 1996.

                    4.  WARRANTIES, REPRESENTATIONS AND COVENANTS OF SELLER

        Seller warrants and represents as follows as of the date of this Agreement and as of the Closing and where indicated covenants and agrees as follows:

        4.1 Organization; Authority. Seller and each Owning Entity is duly organized, validly existing and in good standing under the laws of the state of its organization and the state in which the Shopping Center is located, and has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement and other Transaction Documents have been duly authorized to do so on behalf of Seller. Neither Seller nor any Owning Entities is a "foreign person" under Sections 1445 or 897 of the Internal Revenue Code nor is this transaction subject to any withholding under any state or federal law.

        4.2 Authorization; Validity. The execution and delivery of this Agreement by Seller and of the Consent and Joinder by the Owning Entities, and their consummation of the transactions contemplated by this Agreement have been duly and validly authorized. This Agreement constitutes a legal, valid and binding agreement of Seller and each Owning Entity, enforceable against it in accordance with its terms.

        4.3 Title. Seller or the respective Owning Entity, as indicated on the Consent and Joinder, is the owner in fee simple of the particular Property, subject only to the Permitted Exceptions.

        4.4 Commissions. Seller has neither dealt with nor does it have any knowledge of any broker or other party who has or may have any claim against Seller, Buyer or any Property for a brokerage commission or finder's fee or like payment arising out of or in connection with the transaction provided herein except for Prudential Securities and Norcom Development, Inc., whose commissions shall be paid by Seller at Closing, and Seller agrees to indemnify Buyer from any such claim arising by, through or under Seller.

        4.5  Sale  Agreements.   No  Property  is  subject  to  any  outstanding
agreement(s) of sale, option(s), or other right(s) of third parties to acquire any interest therein, except for Permitted Exceptions and this Agreement.

        4.6 Litigation. There is no litigation or proceeding pending, or to the best of Seller's knowledge, threatened against Seller or any Owning Entity relating to any Property which is not covered by insurance.

        4.7 Leases. There are no Leases affecting any Property, oral or written, except as listed on the Rent Roll. Copies of the Leases, which have been delivered to Buyer or shall be delivered to Buyer within three (3) days from the date hereof, are, to the best knowledge of Seller, true, correct and complete copies thereof, subject to the matters set forth on the Rent Roll. Between the date hereof and the Closing Date, Seller will not terminate or modify existing Leases or enter into any new Leases without the consent of Buyer, such consent not to be unreasonably withheld or delayed. Each Property's tenant leases are in good standing and to the best of Seller's knowledge no defaults exist thereunder except as noted on the Rent Roll. No rent or reimbursement has been paid more than one (1) month in advance and no security deposit has been paid, except as stated on the Rent Roll. No tenants under the Leases are entitled to interest on any security deposits.

        4.8 Financial Statements. Each of the Seller Financial Statements delivered or to be delivered to Buyer hereunder has or will have been prepared in accordance with the books and records of Seller and presents fairly in all material respects the financial condition, results of operations and cash flows for the particular Property as of and for the periods to which they relate. All are in conformity with generally accepted accounting principles applied on a consistent basis. There has been no material adverse change in the operations of any Property or its prospects since the date of the most recent Seller Financial Statements. Seller covenants to furnish promptly to Buyer copies of the Seller Financial Statements together with unaudited updated monthly reports of cash flow for interim periods beginning after December 31, 1995. Buyer and its independent certified accountants shall be given access to Seller's books and records at any time prior to and for six (6) months following Closing upon reasonable advance notice in order that they may verify the financial statements prior to Closing. Seller agrees to execute and deliver to Buyer or its accountants the Audit Representation Letter should Buyer's accountants audit the records of each Shopping Center.

        4.9 Contracts. Except for Leases and Permitted Exceptions, there are no management, service, maintenance, utility or other contracts or agreements affecting any Property, oral or written, which extend beyond the Closing Date and which would bind Buyer or encumber such Property more than thirty (30) days after Closing. All such Contracts are in full force and effect in accordance with their respective terms, and all obligations of Seller under the Contracts required to be performed to date have been performed in all material respects; no party to any Contract has asserted any claim of default or offset against Seller with respect thereto and no event has occurred or failed to occur, which would in any way affect the validity or enforceability of any such Contract; and the copies of the Contracts delivered to Buyer prior to the date hereof are true, correct and complete copies thereof. Between the date hereof and the Closing, Seller covenants to fulfill all of its obligations under all Contracts, and covenants not to terminate or modify any such Contracts or enter into any new contractual obligations relating to any Property without the consent of Buyer (not to be unreasonably withheld or delayed) except such obligations as are freely terminable without penalty by Seller upon not more than thirty (30) days' written notice.

        4.10 Maintenance and Operation of Property. From and after the date hereof and until the Closing, Seller covenants to keep and maintain and operate each Property substantially in the manner in which it is currently being maintained and operated and covenants not to cause or permit any waste nor undertake any action with respect to the operation thereof outside the ordinary course of business without Buyer's prior written consent. In connection therewith, Seller covenants to make all necessary repairs and replacements until the Closing so that each Property shall be of substantially the same quality and condition at the time of Closing as on the date hereof. Seller covenants not to remove from the Improvements or the Real Property any article included in the Personal Property. Seller covenants to maintain such casualty and liability insurance on each Property as it is presently being maintained.

        4.11 Permits and Zoning. To the best knowledge of Seller, there are no material permits and licenses (collectively referred to as "Permits") required to be issued to Seller by any governmental body, agency or department having jurisdiction over any Property which materially affect the ownership or the use thereof which have not been issued. Each Property is properly zoned for its present use and is not subject to any local, regional or state development order. The use of each Property is consistent with its land use designation under any land use plan or plans applicable thereto. There are no outstanding assessments, impact fees or other charges related to any Property.

        4.12 Rent Roll; Tenant Estoppel Letters. Each Rent Roll is true and correct in all respects. Seller agrees to use its best reasonable efforts to obtain current Tenant Estoppel Letters acceptable to Buyer from all Tenants under Leases, which Tenant Estoppel Letters shall confirm the matters reflected by the Rent Roll as to the particular tenant and shall be otherwise acceptable to Buyer in all respects.

          4.13 Condemnation. Neither the whole nor any portion of any Property, including access thereto or any beneficial easement, is subject to temporary requisition of use by any governmental authority or has been condemned, or taken in any proceeding similar to a
                                            -14-
condemnation proceeding, nor is there now pending any condemnation, expropriation, requisition or similar proceeding against any Property or any portion thereof. Seller has received no notice nor has any knowledge that any such proceeding is contemplated.

        4.14 Governmental Matters. Seller has not entered into any commitments or agreements with any governmental authorities or agencies affecting any Property that have not been disclosed in writing to Buyer and Seller has received no notices from any such governmental authorities or agencies of uncured violations at any Property of building, fire, air pollution or zoning codes, rules, ordinances or regulations, environmental and hazardous substances laws, or other rules, ordinances or regulations relating to any Property. Seller shall be responsible for the remittance of all sales tax for periods occurring prior to the Allocation Date directly to the appropriate state department of revenue.

        4.15 Repairs. Seller has received no notice of any requirements or recommendations by any lender, insurance companies, or governmental body or agencies requiring or recommending any repairs or work to be done on any Property which have not already been completed.

        4.16 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (a) require Seller to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority; (b) conflict with or breach any provision of the organizational documents of Seller; (c) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Seller is a party, or by which Seller, any Property or any of Seller's material assets may be bound; or (d) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Seller, any Property or any of Seller's material assets.

        4.17   Environmental Matters.

               (a) Seller represents and warrants as of the date hereof and as of the Closing that:

                      (1) Seller has not, and has no knowledge of any other person who has, caused any Release, threatened Release, or disposal of any Hazardous Material at any Property in any material quantity;

(2) No Property now contains and to the best of Seller's knowledge has ever contained any: (a) underground storage tank, (b) material amounts of asbestos-containing building material, (c) landfills or dumps, (d) drycleaning plant or other facility using drycleaning solvents; or (e) hazardous waste management facility as defined pursuant to the Resource Conservation and Recovery Act ("RCRA") or any comparable state law. No Property is a site on or nominated for the National Priority List promulgated pursuant to Comprehensive
                                            -15-

Environmental Response, Compensation and Liability Act ("CERCLA") or any state remedial priority list promulgated or published pursuant to any comparable state law; and

     (3) There are to the best of Seller's knowledge no conditions or circumstances at any Property which pose a risk to the environment or the health or safety of persons.

               (b) Seller shall indemnify,  hold harmless, and hereby waives any claim for contribution against Buyer for any damages to the extent they arise from the inaccuracy or breach of any representation or warranty by Seller in this section of this Agreement. This indemnity shall survive Closing indefinitely and shall be in addition to the post-closing indemnities contained in Section 10.01, provided such indemnities of Seller as to each Shopping Center shall expire and terminate upon the sale by Buyer of such Shopping Center to an unaffiliated third party.

        4.18 No Untrue Statement. Neither this Agreement nor any exhibit nor any written statement or Transaction Document furnished or to be furnished by Seller to Buyer in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.


                    5.  WARRANTIES, REPRESENTATIONS AND COVENANTS OF BUYER

        Buyer hereby warrants and represents as of the date of this Agreement and as of the Closing and where indicated covenants and agrees as follows:

        5.1 Organization; Authority. Buyer is a corporation duly organized, validly existing and in good standing under laws of Florida and has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement and other Transaction Documents on behalf of Buyer have been duly authorized to do so.

        5.2 Authorization; Validity. The execution, delivery and performance of this Agreement and the other Transaction Documents have been duly and validly authorized by the Board of Directors of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the valid execution and delivery of this Agreement by Seller) constitutes a legal, valid and binding agreement of Buyer enforceable against it in accordance with its terms.

        5.3 Commissions. Buyer has neither dealt with nor does it have any knowledge of any broker or other party who has or may have any claim against Buyer or Seller for a brokerage commission or finder's fee or like payment arising out of or in connection with the transaction provided herein except Prudential Securities and Norcom Development, Inc., whose commissions shall be paid by Seller at Closing; and Buyer agrees to indemnify Seller from any other such claim arising by, through or under Buyer.


                                 6.  POSSESSION; RISK OF LOSS

        6.1 Possession. Possession of all of the Shopping Centers will be transferred to Buyer at the conclusion of the Closing.

        6.2 Risk of Loss. All risk of loss to any Property shall remain upon Seller until the conclusion of the Closing. If, before Closing, any material portion of any Property is damaged by fire or other casualty and will not be restored by the Closing Date or if any material portion of any Property is taken by eminent domain or there is a material obstruction of access to the Improvements by virtue of a taking by eminent domain, Seller shall, within ten
(10) days of such damage or taking, notify Buyer thereof and Buyer shall have the option to:

               (a) terminate this Agreement upon notice to Seller given within ten (10) business days after such notice from Seller (in which event the Earnest Money Deposit shall be returned to Buyer); or

               (b) proceed with the purchase of the Shopping Centers, in which event Seller shall assign to Buyer all Seller's right, title and interest in all amounts due or collected by Seller under the insurance policies or as condemnation awards. In such event, the Purchase Price shall be reduced by the amount of any insurance deductible to the extent it reduced the insurance proceeds payable.


                                       7.  TITLE MATTERS

        7.1    Title.

               (a) Title Insurance. Promptly upon full execution hereof Buyer shall order the Title Insurance Commitments from Chicago Title Insurance Company and the Surveys from reputable surveyors familiar with each Property (Seller agreeing to furnish to Buyer copies of any existing surveys and title information in its possession promptly after execution of this Agreement). Buyer will have ten (10) days from receipt of each Title Commitment (including legible copies of all recorded exceptions noted therein) and Survey to notify Seller in writing of any Title Defects, encroachments or other matters not acceptable to Buyer which are not permitted by this Agreement. Any Title Defect or other objection disclosed by any Title Insurance Commitment (other than liens removable by the payment of money) or any Survey which is not timely specified in Buyer's written notice to Seller of Title Defects shall be deemed a Permitted Exception. Seller shall notify Buyer in writing within five (5) days of Buyer's notice if Seller intends to cure any Title Defect or other objection. If Seller elects to cure, Seller shall use diligent efforts to cure the Title Defects and/or objections by the Closing Date (as it may be extended). If Seller elects not to cure or if such Title Defects and/or objections are not cured, Buyer shall have the right, in lieu of any other remedies, to:
(i) terminate this Agreement, in which event the Earnest Money Deposit shall be returned to Buyer, or (ii) waive such Title Defects and/or objections and close the purchase of the Shopping Centers subject to them.

               (b) Miscellaneous Title Matters. If a search of the title discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, Seller shall on request deliver to Buyer an affidavit stating, if true, that such judgments, bankruptcies or the returns are not against Seller. Seller further agrees to execute and deliver to the Title Insurance agent at Closing such documentation, if any, as the Title Insurance underwriter shall reasonably require to evidence that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and that there are no mechanics' liens on any Property or parties in possession thereof other than tenants under Leases and Seller.


                                   8.  CONDITIONS PRECEDENT

        8.1 Conditions Precedent to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to satisfaction or waiver by Buyer of each of the following conditions or requirements on or before the Closing Date:

               (a) Seller's warranties and representations under this Agreement shall be true and correct as of the Closing Date, and Seller shall not be in default hereunder.

               (b) All obligations of Seller contained in this Agreement, shall have been fully performed in all material respects and Seller shall not be in default under any covenant, restriction, right-of-way or easement affecting any Property.

               (c) There shall have been no material adverse change in any Property, its operations or future prospects, the Leases or the financial condition of tenants leasing space in excess of 5,000 square feet or more than twenty percent (20%) of the other tenants who have signed leases for any portion of any Property since the date of this Agreement. Each Anchor Tenant and Credit Tenant for each Shopping Center, and no less than eighty percent (80%) of the other tenants shall have opened for business in the Shopping Center and have commenced paying rent.

               (d) A Title Insurance Commitment in the full amount of the Purchase Price shall have been issued and "marked down" through Closing, subject only to Permitted Exceptions.

               (e) The physical and environmental condition of each Property shall be unchanged from the date of this Agreement, ordinary wear and tear excepted.

               (f) Seller shall have delivered to Buyer the following in form reasonably satisfactory to Buyer:

                    (1) A special or limited warranty deed in proper form for recording, duly executed and acknowledged so as to convey to Buyer the fee simple title to each Property, subject only to the Permitted Exceptions;

                    (2) Originals, if available, or if not, true copies of the Leases and of the contracts, agreements, permits and licenses, and such Materials as may be in the possession or control of Seller;

                    (3) A blanket assignment to Buyer of all Leases and the contracts, agreements, permits and licenses (to the extent assignable) as they affect each Property, including an indemnity against breach of such instruments by Seller prior to the Closing Date;

                    (4) A bill of sale with respect to all Personal Property and Materials;

                    (5) A title certificate, properly endorsed by Seller, as to any items of Property for which title certificates exist;

                    (6)  Each Survey;

                    (7) A current rent roll for all Leases in effect showing no changes from the Rent Roll for each Shopping Center attached to this Agreement other than those set forth in the Leases or approved in writing by Buyer;

                    (8) All Tenant Estoppel Letters obtained by Seller, which must include each Anchor Tenant and Credit Tenant for each Shopping Center, and eighty percent (80%) of the other tenants who have signed leases for any portion of any Property, without any material exceptions, covenants, or changes to the form approved by Buyer and distributed to the tenants by Seller, the substance of which Tenant Estoppel Letters must be acceptable to Buyer in all respects;

     (9) A general assignment of all assignable existing warranties relating to each Property;

                   (10) An owner's affidavit, non-foreign affidavits, non-tax withholding certificates and such other documents as may reasonably be required by Buyer or its counsel in order to effectuate the provisions of this Agreement and the transactions contemplated herein;

                   (11) The originals or copies of any real and tangible personal property tax bills for each Property for the tax year of Closing and the previous year, and, if requested, the originals or copies of any current water, sewer and utility bills which are in Seller's custody or control;

                   (12) Resolutions of Seller authorizing the transactions described herein;

                   (13) All keys and other means of access to the Improvements in the possession of Seller or its agents;

                   (14)  Materials;

                   (15) A Guaranty of Completion by Seller of the Expansion Space, in form and substance reasonably acceptable to Buyer and Seller; and

                   (16) Such other documents as Buyer may reasonably request to effect the transactions contemplated by this Agreement.

               In the event that all of the foregoing provisions of this Section
8.1 are not satisfied and Buyer elects in writing to terminate this Agreement, then upon notice thereof from Buyer to Seller, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in Article 9.

        8.2 Conditions Precedent to Seller's Obligations. The obligations of Seller under this Agreement are subject to satisfaction or waiver by Seller of each of the following conditions or requirements on or before the Closing date:

               (a) Buyer's warranties and representations under this Agreement shall be true and correct as of the Closing Date, and Buyer shall not be in default hereunder.

               (b) All of the obligations of Buyer contained in this Agreement shall have been fully performed by or on the date of Closing in compliance with the terms and provisions of this Agreement.

               (c) Buyer shall have delivered to Seller at or prior to the Closing the following, which shall be reasonably satisfactory to Seller:

                      (1) Delivery and/or payment of the Purchase Price in accordance with Article 2;

                      (2) Such other documents as Seller may reasonably request to effect the transactions contemplated by this Agreement.

               In the event that all conditions precedent to Buyer's obligation to purchase shall have been satisfied but the foregoing provisions of this
Section 8.2 have not, and Seller elects in writing to terminate this Agreement, then upon notice thereof, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in Article 9.

        8.3 Best Efforts. Each of the parties hereto agrees to use reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement.


                               9.  PRE-CLOSING BREACH; REMEDIES

        9.1 Breach by Seller. In the event of a breach of Seller's covenants or warranties herein and failure by Seller to cure such breach within the time provided for Closing, Buyer may, at Buyer's election (i) terminate this Agreement and receive a return of the Earnest Money Deposit, and the parties shall have no further rights or obligations under this Agreement (except as survive termination); (ii) enforce this Agreement by suit for specific performance; or (iii) waive such breach and close the purchase contemplated hereby, notwithstanding such breach.

        9.2 Breach by Buyer. In the event of a breach of Buyer's covenants or warranties herein and failure of Buyer to cure such breach within the time provided for Closing, Seller's sole remedy shall be to terminate this Agreement and retain Buyer's Earnest Money Deposit as agreed liquidated damages for such breach, and upon payment in full to Seller of such amounts, the parties shall have no further rights, claims, liabilities or obligations under this Agreement (except as survive termination).


                          10.  POST CLOSING INDEMNITIES AND COVENANTS

        10.1 Seller's Indemnity. Should this transaction close, Seller, subject to the limitations set forth herein, shall indemnify, defend and hold harmless Buyer from all claims, demands, liabilities, damages, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon, asserted against or incurred or paid by Buyer by reason of, or on account of, any breach by Seller of Seller's warranties, representations and covenants. Seller's warranties, representations and covenants, and the foregoing indemnity, shall survive the Closing for one
(1) year. Buyer's rights and remedies herein against Seller shall be in addition to, and not in lieu of all other rights and remedies of Buyer at law or in equity.

        10.2 Buyer's Indemnity. Should this transaction close, Buyer shall indemnify, defend and hold harmless Seller from all claims, demands, liabilities, damages, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon, asserted against or incurred or paid by Seller by reason of, or on account of, any breach by Buyer of Buyer's warranties, representations and covenants. Buyer's warranties, representations and covenants, and the foregoing indemnity, shall survive the Closing for one (1) year. Seller's rights and remedies herein against Buyer shall be in addition to, and not in lieu of all other rights and remedies of Seller at law or in equity.

                                      11.  MISCELLANEOUS

        11.1 Disclosure. Neither party shall disclose the transactions contemplated by this Agreement without the prior approval of the other, except to its partners, attorneys, accountants and other consultants, their lenders and prospective lenders, or where disclosure is required by law.

        11.2 Radon Gas. Radon is a naturally occurring radioactive gas which, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon which exceed federal and state guidelines may have been found in buildings in each state in which a particular Property is located. Additional information regarding radon and radon testing may be obtained from the applicable public health unit.

        11.3 Entire Agreement. This Agreement, together with the Exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified, amended or otherwise changed in any manner except by a writing executed by Buyer and Seller.

        11.4 Notices. All written notices and demands of any kind which either party may be required or may desire to serve upon the other party in connection with this Agreement shall be served by personal delivery, certified or overnight mail, reputable overnight courier service or facsimile (followed promptly by hard copy) at the addresses set forth below:

               As to Seller:        Norcom Development, Inc.
                          Attention: Mr. Thomas Norman
                                    Post Office Box 32068
                         Charlotte, North Carolina 28232
                            Facsimile: (704) 332-3525

               With a copy to:      Horack, Talley, Pharr & Lowndes
                                    Attention:  Henry N. Pharr, II, Esq.
                                    2600 One First Union Center
                                    301 South College Street
                                    Charlotte, North Carolina  28202
                                    Facsimile:  (704) 372-2619

               As to Buyer:         RRC Acquisitions, Inc.
                           Attention: Robert L. Miller
                          Suite 200, 121 W. Forsyth St.
                           Jacksonville, Florida 32202
                            Facsimile: (904) 634-3428

               With a copy to:      Ulmer, Murchison, Ashby & Taylor
                                    Attention:  William E. Scheu, Esq.
                                    P. O. Box 479
                                    Suite 1600, 200 W. Forsyth St.
                                    Jacksonville, FL 32201 (32202 for courier)
                                    Facsimile:  (904) 354-9100

               With a copy to:      Rayburn, Moon & Smith, P.A.
                                    Attention:  Travis W. Moon, Esq.
                                    227 West Trade Street, Suite 1200
                                    Charlotte, North Carolina  28202
                                    Facsimile:  (704) 377-1897

Any notice or demand so served shall constitute proper notice hereunder upon delivery to the United States Postal Service, to such overnight courier, or upon confirmation of such facsimile transmission. A party may change its notice address by notice given in the aforesaid manner.

        11.5 Headings. The titles and headings of the various sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

        11.6 Validity. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement by the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        11.7 Attorneys' Fees. In the event of any litigation between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereto, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees, whether or not incurred in trial or on appeal, incurred therein by the successful party, all of which may be included in and as a part of the judgment rendered in such litigation. Any indemnity provisions herein shall include indemnification for reasonable attorneys' fees and costs, whether or not suit be brought and including fees and costs on appeal.

        11.8   Time of Essence.  Time is of the essence of this Agreement.

        11.9 Governing Law. The parties hereto agree that any litigation between the parties hereto relating to this Agreement shall take place (unless otherwise required by law) in a court located in Duval County, State of Florida, which shall interpret this Agreement in accordance with the laws of North Carolina. Each party waives its right to jurisdiction or venue in any other location.

        11.10 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third parties, including any brokers or creditors, shall be beneficiaries hereof. Neither party may assign its rights under this agreement to any unaffiliated person without the prior written consent of the other, not to be unreasonably withheld.

        11.11 Exhibits. All exhibits attached hereto are incorporated herein by reference to the same extent as though such exhibits were included in the body of this Agreement verbatim.

        11.12 Gender; Plural; Singular; Terms. A reference in this Agreement to any gender, masculine, feminine or neuter, shall be deemed a reference to the other, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires. The terms "herein," "hereof," "hereunder," and other words of a similar nature mean and refer to this Agreement as a whole and not merely to the specified section or clause in which the respective word appears unless expressly so stated.

    11.13 Further Instruments, Etc. Seller and Buyer shall, at or after Closing, execute any and all documents and perform any and all acts reasonably necessary to fully implement this Agreement.

     11.14 Survival. The obligations of Seller and Buyer intended to be performed after the Closing shall survive the closing.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Witnesses:

                                            RRC ACQUISITIONS, INC.,
____________________________                a Florida corporation
[ - - - - - - - - - - - - - - - ]
Name (Please Print)
                                            By:
____________________________                   Its:
[ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ ]           Date:  _________________, 1996
Name (Please Print)
                                            Tax Identification No. 59-3210155

                                                   "BUYER"

                                            NORCOM DEVELOPMENT, INC.,
____________________________                a North Carolina corporation
[ - - - - - - - - - - - - - - - ]
Name (Please Print)
                                            By:
____________________________                   Its:
[ - - - - - - - - - - - - - - - ]
Name (Please Print)                         Date:  ________________, 1996

                                            Tax Identification No. 56-1642603

                                                   "SELLER"




                                    JOINDER OF ESCROW AGENT


        1. Duties. Escrow Agent joins herein for the purpose of acknowledging receipt of the initial Earnest Money Deposit and agrees to comply with the terms hereof insofar as they apply to Escrow Agent. Escrow Agent shall receive and hold the Earnest Money Deposit in trust, to be disposed of in accordance with the provisions of this joinder and Section ____ of the foregoing Agreement.

        2. Indemnity. Escrow Agent shall not be liable to either party except for claims resulting from the gross negligence or willful misconduct of Escrow Agent. If the escrow is involved in any controversy or litigation, the parties hereto shall jointly and severally indemnify and hold Escrow Agent free and harmless from and against any and all loss, cost, damage, liability or expense, including costs of reasonable attorneys' fees to which Escrow Agent may be put or which may incur by reason of or in connection with such controversy or litigation, except to the extent it is finally determined that such controversy or litigation resulted from Escrow Agent's gross negligence or willful misconduct. If the indemnity amounts payable hereunder result from the fault of Buyer or Seller (or their respective agents), the party at fault shall pay, and hold the other party harmless against, such amounts.

        3. Conflicting Demands. If conflicting demands are made upon Escrow Agent with respect to the escrow, the parties hereto expressly agree that Escrow Agent shall have the absolute right to do either or both of the following: (i) withhold and stop all proceedings in performance of this escrow and await settlement of the controversy by final appropriate legal proceedings or otherwise as it may require; or (ii) file suit for declaratory relief and/or inter-pleader and obtain an order from the court requiring the parties to interplead and litigate in such court their several claims and rights between themselves. Upon the filing of any such declaratory relief or interpleader suit and tender of the Earnest Money Deposit to the court, Escrow Agent shall thereupon be fully released and discharged from any and all obligations to further perform the duties or obligations imposed upon it. Buyer and Seller agree to respond promptly in writing to any request by Escrow Agent for clarification, consent or instructions. Any action proposed to be taken by Escrow Agent for which approval of Buyer and/or Seller is requested shall be considered approved if Escrow Agent does not receive written notice of disapproval within fourteen
(14) days after a written request for approval is received by the party whose approval is being requested. Escrow Agent shall not be required to take any action for which approval of Buyer and/or Seller has been sought unless such approval has been received. No disbursements shall be made, other than as provided in Sections 2.1(a) and 3.1(a) of the foregoing Agreement, or to a court in an interpleader action, unless Escrow Agent shall have given written notice of the proposed disbursement to Buyer and Seller and neither Buyer nor Seller shall have delivered any written objection to the disbursement within 14 days after receipt of Escrow Agent's notice. No notice by Buyer or Seller to Escrow Agent of disapproval of a proposed action shall affect the right of Escrow Agent to take any action as to which such approval is not required.

        4. Continuing Counsel. Seller acknowledges that Escrow Agent is counsel to Buyer herein and Seller agrees that in the event of a dispute hereunder or otherwise between Seller and Buyer, Escrow Agent may continue to represent Buyer notwithstanding that it is acting and will continue to act as Escrow Agent hereunder, it being acknowledged by all parties that Escrow Agent's duties hereunder are ministerial in nature.

     5. Tax Identification. Seller and Buyer shall provide to Escrow Agent appropriate Federal tax identification numbers.

                                            CHICAGO TITLE INSURANCE COMPANY


                                            By:
                                               Its Authorized Agent
                                            Date:  ______________, 1996

                                                   "ESCROW AGENT"

                            CONSENT AND JOINDER OF OWNING ENTITIES


        The following Owning Entities, each of which is the owner of the Shopping Center indicated below as being owned by it, joins herein for the purpose of consenting to the foregoing Agreement and agreeing to be bound by it insofar as it applies to the particular Shopping Center owned by it.


Shopping Center                                   Owning Entity


City View Shopping Center                         ______________________________
Charlotte, Mecklenburg County, NC

                                                  By:___________________________
                                                    Its:________________________



Union Square Shopping Center                      ______________________________
Monroe, Union County, NC

                                                  By:___________________________
                                                    Its:________________________

                                          EXHIBIT 1.3

                  List of Anchor and Credit Tenants for Each Shopping Center


Note: If a tenant identified as a Credit Tenant is actually a franchisee or licensee rather than the named national entity, the tenant shall not be a Credit Tenant unless such national entity has guaranteed the tenant's obligations thereunder to Buyer's satisfaction.


1.      City View Shopping Center
        Charlotte, Mecklenburg County, NC

               Anchor Tenants:

                      Winn-Dixie
                      Revco

               Credit Tenants:

                      Little Caesars



2.      Union Square Shopping Center
        Monroe, Union County, NC

               Anchor Tenants:

                      Harris Teeter
                      Consolidated Theatre
                      Revco

               Credit Tenants:

                      Blockbuster Entertainment
                      Subway

                                          EXHIBIT 1.5

                                  Audit Representation Letter


                                  --------------------------
                                 (Acquisition Completion Date)



KPMG Peat Marwick LLP
2700 Independent Square
One Independent Drive
Jacksonville, Florida  32202

        RE:    ___________________________________
               (Acquisition Property Name)

Dear Sirs:

        We are writing at your request to confirm our understanding that your audit of the Statement of Revenue and Certain Expenses of _________________ for the twelve months ended December 31, 19____, was made for the purpose of expressing an opinion as to whether the statement presents fairly in all material respects the results of its operations in conformity with generally accepted accounting principles. In connection with your audit we confirm, to the best of our knowledge and belief, the following representations made to you during your audit:

     1. We have made available to you all financial records and related data in our possession for the period under audit.

     2.     There have been no undisclosed:

          (a) Irregularities involving any member of management or employees who have significant roles in the system of internal accounting control;

          (b) Irregularities involving other persons that could have a material effect on the statement of revenue and certain expenses;

          (c) Violations or possible violations of laws or regulations the effects of which should be considered for disclosure in the statement of revenue and certain expenses.

        3.     There are no:

     (a) Unasserted claims or assessments that our lawyers have advised us are probable of assertion and must be disclosed in accordance with Statement of Financial Accounting Standards No. 5;

     (b) Material gain or loss contingencies that are required to be disclosed by Statement of Financial Accounting Standards No. 5;

     (c) Material transactions that have not been properly recorded in the accounting records underlying the financial statement; and

     (d) Events that have occurred subsequent to the audit period that should require adjustment to or disclosure in the Statement of Revenue and Certain Expenses.

     4. Provision, when material, has been made for losses to be sustained in the fulfillment of, or from inability to fulfill, any contract commitments.

     5. The shopping center has satisfactory title to all owned assets, and there are no liens or encumbrances on such assets nor has any asset been pledged, that has not been disclosed.

        6. All contractual agreements that would have a material effect on the Statement of Revenue and Certain Expenses have been complied with.

        7.     There have been no:

               (a) Material undisclosed related party transactions and related amounts receivable or payable, including sales, purchases, loans, transfer, and guarantees;

               (b)    Agreements to repurchase assets previously sold.

        Further,   we  acknowledge   that  we  are   responsible  for  the  fair
presentation of the Statement of Revenue and Certain Expenses prepared in accordance with generally accepted accounting principles.

                                Very truly yours,

                                            __________________________(Seller)


                                          By:_________________________________
                                          Its:______________________________

                                         EXHIBIT 1.35

                                 Rent Roll By Shopping Center

                                         EXHIBIT 1.39

                                           Site Plan

                                         EXHIBIT 1.42

                                    Form of Estoppel Letter


                                  _____________________, 199_





        RE:    ___________________________ (Name of Shopping Center)


Ladies and Gentlemen:

        The undersigned (Tenant) has been advised you may purchase the above Shopping Center, and we hereby confirm to you that:

     1. The undersigned is the Tenant of  _____________________________________,
Landlord, in the above Shopping Center, and is currently in possession and paying rent on premises known as Store No. _______________ [or Address:
- ----------------------------------------------------------------],           and
containing approximately _____________ square feet, under the terms of the lease dated ______________________, which has (not) been amended by amendment dated ________________________ (the "Lease"). There are no other written or oral agreements between Tenant and Landlord. Tenant neither expects nor has been promised any inducement, concession or consideration for entering into the
Lease,  except  as  stated  therein,   and  there  are  no  side  agreements  or
understandings between Landlord and Tenant.

     2. The term of the Lease commenced on ____________________, expiring on ___________________, with options to extend of ________________ (____) years each.

     3. As of ____________________, monthly minimum rental is $_______________ a month.

     4. Current additional monthly payments for expense reimbursement total $____________ per month for common area maintenance, property insurance and real estate taxes.

     5.  Tenant  has  given  [no  security   deposit]  [a  security  deposit  of
$______________].

     6. No payments  by Tenant  under the Lease have been made for more than one
(1) month in advance, and minimum rents and other charges under the Lease are current.

        7. All matters of an inducement nature and all obligations of the Landlord under the Lease concerning the construction of the Tenant's premises and development of the Shopping Center, including without limitation, parking requirements, have been performed by Landlord.

        8. Tenant knows of no default by either Landlord or Tenant under the Lease, and knows of no situations which, with notice or the passage of time, or both, would constitute a default. Tenant has no rights to off-set or defense against Landlord as of the date hereof.

                                Very truly yours,



                                -------------------------------------------
                                ____________________________________(Tenant)


Mailing Address:


____________________________        By:________________________________________
                                   Its:_________________________________
- ----------------------------


I:\USERS\WES\REG\NORCOM\PSA-F